EXHIBIT 4-262

THE DETROIT EDISON COMPANY
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
TRUSTEE

TWENTY-EIGHTH SUPPLEMENTAL INDENTURE
DATED AS OF DECEMBER 1, 2008

SUPPLEMENTING THE COLLATERAL TRUST INDENTURE
DATED AS OF JUNE 30, 1993
PROVIDING FOR
2008 SERIES LT 6.75% SENIOR NOTES DUE 2038

     SUPPLEMENTAL INDENTURE, dated as of the 1st day of December 2008, between THE DETROIT EDISON COMPANY, a corporation organized and existing under the laws of the State of Michigan (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized under the laws of the United States of America, having a corporate trust office in the City of Detroit, Michigan, as successor trustee (the “Trustee”);
     WHEREAS, the Company has heretofore executed and delivered to the Trustee a Collateral Trust Indenture dated as of June 30, 1993 (the “Original Indenture”), as supplemented, providing for the issuance by the Company from time to time of its debt securities; and
     WHEREAS. the Company now desires to provide for the issuance of an additional series of its senior debt securities pursuant to the Original Indenture in connection with its obligations to the Michigan Strategic Fund (the “MSF”) under the Loan Agreement dated as of December 1, 2008 (the “Loan Agreement”) relating to the Michigan Strategic Fund Limited Obligation Revenue Bonds (The Detroit Edison Company Exempt Facilities Project), Collateralized Series 2008LT (the “2008LT Bonds”); and
     WHEREAS, the Company intends hereby to designate a series of debt securities which shall have the benefit of the provisions of Article Four of the Original Indenture and the other related provisions of the Original Indenture relating to the grant of security, subject to the release provisions provided for herein, and which shall have the terms and variations from the provisions of the Original Indenture as set forth herein; and
     WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 1001 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Twenty-Eighth Supplemental Indenture to the Original Indenture as permitted by Sections 201 and 301 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its debt securities under the Original Indenture, which shall be known as the 2008 Series LT 6.75% Senior Notes due 2038; and
     WHEREAS, all things necessary to make such debt securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Twenty-Eighth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;
     NOW, THEREFORE, THIS TWENTY-EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of debt securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Twenty-Eighth Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE ONE
DEFINITIONS AND OTHER
PROVISIONS OF GENERAL APPLICATION
     SECTION 1.01. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein. The following terms shall have the respective meanings set forth below:
     “2008LT Bonds” means the $50,000,000 Michigan Strategic Fund Limited Obligation Revenue Bonds (The Detroit Edison Company Exempt Facilities Project), Collateralized Series 2008LT.
     “Bond Indenture” means the Trust Indenture, dated as of December 1, 2008 between the Michigan Strategic Fund and the Bond Trustee providing for the issuance of the 2008LT Bonds.
     “Bond Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee under the Bond Indenture, or any successor thereto.
     “Business Day” means any day except a Saturday, Sunday or other day on which banking institutions in the State of New York or the State of Michigan are authorized or obligated pursuant to law or executive order to close.
     “Capitalization” means the total of all the following items appearing on, or included in, the consolidated balance sheet of the Company: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, common stock expense, accumulated other comprehensive income or loss, preferred stock, preference stock, premium on capital stock and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock of the Company held in its treasury, if any. Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made. In connection with such determination, the Company shall certify to the Trustee that it has, prior to making its final determination, consulted with the independent accountants regularly retained by the Company.
     “Debt” means any outstanding debt for money borrowed evidenced by notes, debentures, bonds or other securities, or guarantees of any debt.
     “Net Tangible Assets” means the amount shown as total assets on the consolidated balance sheet of the Company, less (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other regulatory assets carried as an asset on the Company’s consolidated balance sheet, and (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made. In connection with such determination, the Company shall certify to the Trustee that it has, prior to making its final determination, consulted with the independent accountants regularly retained by the Company.
     “Pledged Bonds” means the related series of Bonds (as hereafter defined) and any other Mortgage Bonds issued to secure Securities subject to the release provisions provided herein or in any other supplemental indenture to the Original Indenture.
     “Release Date” means the date as of which all Mortgage Bonds, (i) other than the Pledged Bonds, including the related series of Bonds, and (ii) other than outstanding Mortgage Bonds (exclusive of Pledged Bonds) which do not in aggregate principal amount exceed the greater of 5% of the Net Tangible Assets of the Company or 5% of the Capitalization of the Company, have been retired through payment, redemption or otherwise, provided that no default or Event of Default has occurred and, at such time, is continuing under the Original Indenture.
     “Substitute Mortgage” means a mortgage indenture of the Company, other than the Mortgage, designated by the Company to the Trustee as a Substitute Mortgage pursuant to Section 4.03 hereof. The lien of the Substitute Mortgage shall have such priority, and be with respect to such property, as shall be specified by the Company in its sole discretion.
     “Substitute Mortgage Bonds” means any mortgage bonds issued by the Company under a Substitute Mortgage and delivered to the Trustee pursuant to Section 4.03 hereof or pursuant to the comparable provision of any other supplemental indenture relating to Securities subject to the release provisions.
     SECTION 1.02. Section References. Each reference to a particular section set forth in this Twenty-Eighth Supplemental Indenture shall, unless the context otherwise requires, refer to this Twenty-Eighth Supplemental Indenture.
ARTICLE TWO
TITLE AND TERMS OF THE SECURITIES
     SECTION 2.01. Title of the Securities; Stated Maturity. This Twenty-Eighth Supplemental Indenture hereby establishes a series of Securities, which shall be known as the Company’s “2008 Series LT 6.75% Senior Notes due 2038” (the “Notes”). For purposes of the Original Indenture, the Notes shall constitute a single series of Securities. The Stated Maturity on which the principal of the Notes shall be due and payable will be December 1, 2038. The Notes are being issued to secure the Company’s obligations to the MSF under the Loan Agreement.
     SECTION 2.02. Certain Variations from the Original Indenture.
     (a) The Notes shall have the benefit of the provisions of Article Four of the Original Indenture and shall have the benefit of, or be subject to, the other related provisions of the Original Indenture relating to the grant of security, including (for avoidance of doubt and not for purposes of limitation) the Granting Clause, the definitions of “Deliverable Mortgage Bonds,” “Deliverable Securities,” “Designated Mortgage Bonds,” “Grant,” “Mortgage,” “Mortgage Bonds,” “Mortgage Trustee,” “Previously Delivered Mortgage Bonds,” and “Trust Estate,” Section 301(20), Sections

301(a)(v), (ix), (x) and (xi), Sections 301(b)(ii) and (iii), Section 301(d), and Sections 601(4) and (8), subject, in each case, to the release provisions provided for in Section 4.02 herein. In addition, on and after the Release Date, unless Substitute Mortgage Bonds are issued to secure the Notes, the Notes shall have the benefit of the additional covenants set forth in Article Three hereof.
     (b) In the event the Company desires to provide for the payment of the Notes, in lieu of defeasing the Notes in accordance with Section 503 of the Original Indenture, it shall redeem an equal principal amount of the 2008LT Bonds. Pursuant to Section 2.03(c) hereof, such redemption shall result in the discharge of the Company’s obligation with respect to the Notes and the cancellation of the Notes.
     (c) Any amount payable by the Company in respect of principal of the Notes, whether at maturity or prior to maturity by redemption or upon redemption or acceleration or otherwise, in a circumstance where there has not been a corresponding payment of principal of 2008LT Bonds, shall be applied simultaneously to the redemption of an equal principal amount of 2008LT Bonds in accordance with the Bond Indenture. In the event the amount so paid is insufficient to provide for such redemption, the Company shall pay such additional amounts as shall be necessary to make up the deficiency.
     SECTION 2.03. Amount, Assignability and Redemption.
     (a) The aggregate principal amount of Notes that may be issued under this Twenty-Eighth Supplemental Indenture is limited to $50,000,000 (except as provided in Section 301(2) of the Original Indenture). The Notes shall be issuable only as Registered Securities without coupons and, as permitted by Section 301 and Section 302 of the Original Indenture, in denominations of $5,000 and integral multiples thereof to the Bond Trustee as assignee of the MSF, pursuant to the Loan Agreement. The Notes shall not be further assignable or transferable except as may be required to effect a transfer to any successor Bond Trustee.
     (b) The Notes may bear such legends as may be necessary to refer to the Loan Agreement or to comply with any law or with any rules or regulations made pursuant thereto or to evidence the limited assignability.
     (c) Upon payment of the principal, premium, if any, or interest on the 2008LT Bonds, whether at maturity or prior to maturity by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with Article II of the Bond Indenture, Notes in a principal amount equal to the principal amount of the 2008LT Bonds shall, to the extent of such payment of principal, premium or interest, be deemed fully paid and the obligation of the Company thereunder to make such payment shall forthwith cease and be discharged, and, in the case of the payment of principal and premium, if any, such Notes shall be surrendered for cancellation or presented for appropriate notation to the Trustee.
     (d) The Notes shall be redeemed on the date and in the principal amount which corresponds to the redemption date for, and the principal amount to be redeemed of, the 2008LT Bonds.

     (e) In the event of an Event of Default under the Bond Indenture and the acceleration of the 2008LT Bonds, the Notes shall be redeemable in whole upon receipt by the Trustee of a written demand (Redemption Demand) from the Bond Trustee indicating that it has accelerated the 2008LT Bonds.
     SECTION 2.04. Certain Terms of the Notes.
     (a) The Notes shall bear interest at the rate of 6.75% per annum on the principal amount thereof from the date of original issue, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal of the Notes becomes due and payable, and on any overdue principal and premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. Interest on the Notes will be payable on such dates as interest shall be payable on the 2008LT Bonds (each such date, an “Interest Payment Date”). Payment of interest on the 2008LT Bonds shall be deemed to constitute payment of interest on the Notes. The amount of interest payable for any period shall be computed on the same basis as interest on the 2008LT Bonds pursuant to the Bond Indenture.
     (b) In the event that any Interest Payment Date, redemption date or other date of Maturity of the Notes is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to any Note will, as provided in the Original Indenture, be paid to the person in whose name the Note (or one or more Predecessor Securities, as defined in the Original Indenture) is registered at the close of business on the relevant record date for such interest installment, which shall be the same as the record date for the 2008LT Bonds with respect to the relevant Interest Payment Date (the “Regular Record Date”). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture. The principal of, and premium, if any, and the interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register. Any waiver or rescission of a declaration of acceleration of principal of the 2008LT Bonds shall constitute a waiver or rescission with respect to the Notes.
     (c) The Notes are not subject to repayment at the option of the Holders thereof and are not subject to any sinking fund, except to the extent that the Bond Trustee, or its successor in interest,

may have exercised its rights pursuant to Section 2.03 hereof. As provided in the form of the Note attached hereto as Exhibit A, the Notes are subject to Optional Redemption and Extraordinary Optional Redemption, as a whole or in part, and Special Optional Redemption, in whole, by the Company prior to Stated Maturity of the principal thereof upon the same terms as the 2008LT Bonds. Except as modified in the form of Note, redemptions shall be effected in accordance with Article Twelve of the Original Indenture.
     (d) The Notes shall have such other terms and provisions as are set forth in the form of Note attached hereto as Exhibit A (which is incorporated by reference in and made a part of this Twenty-Eighth Supplemental Indenture as if set forth in full at this place).
     SECTION 2.06. Form of Note. Attached hereto as Exhibit A is the form of the definitive Note. On and after the Release Date, the terms of the Notes shall be amended to make appropriate reference to the Substitute Mortgage and the Substitute Mortgage Bonds; provided, that the consent of Holders shall not be required in connection with such amendment.
ARTICLE THREE
RESERVED
ARTICLE FOUR
SECURITY AND RELEASE PROVISIONS
     SECTION 4.01. Security. Subject to Section 4.02 below, as provided in and pursuant to Article Four of the Original Indenture, the Notes will be secured as to payments of principal, interest and premium, if any, by a series of Mortgage Bonds (the “General and Refunding Mortgage Bonds, 2008 Series LT,” the “Bonds,” the “Bonds of the related series” or the “related series of Bonds”) of the Company to be issued concurrently with the issuance of the Notes under and secured by a Mortgage and Deed of Trust, dated as of October 1, 1924, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Mortgage Trustee”), as amended and supplemented by various supplemental indentures, including the supplemental indenture, dated as of December 1, 2008, creating the Bonds (collectively, the “Mortgage”), pledged by the Company for the benefit of the Holders of the Notes to the Trustee under this Twenty-Eighth Supplemental Indenture. The Bonds shall be issued in an aggregate principal amount equal to the aggregate principal amount of the Notes.
     SECTION 4.02. Release. Until the Release Date and subject to Article Four of the Original Indenture, the Bonds of the related series issued and delivered to the Trustee shall serve as security for any and all obligations of the Company under all Notes from time to time Outstanding, including, but not limited to (1) the full and prompt payment of the principal and premium, if any, on the Notes when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture or the Notes, either at the Stated Maturity thereof, upon acceleration of the maturity thereof, upon redemption, or otherwise, and (2) the full and prompt payment of any interest on the Notes when and as the same shall become due and payable in accordance with the terms and provisions of this Indenture or the Notes including, if and to the extent provided for in the Notes, interest on overdue installments of principal and (to the extent permitted by law) interest on overdue installments of interest.

     Each supplemental indenture to the Mortgage pursuant to which any Bonds are issued shall contain a provision to the effect that any payment by the Company hereunder of principal of or premium or interest on Notes which shall have been authenticated and delivered in connection with the issuance and delivery to the Trustee of such Bonds (other than by the application of the proceeds of a payment in respect of such Bonds) shall to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal, premium or interest, as the case may be, in respect of such Bonds which is then due.
     Notwithstanding anything in the Original Indenture to the contrary, from and after the Release Date, the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on the Bonds shall be deemed satisfied and discharged as provided in the supplemental indenture or indentures to the Mortgage creating such Bonds and the Bonds shall cease to secure in any manner Notes theretofore or subsequently issued; the Trustee shall thereupon surrender the Bonds to the Mortgage Trustee for cancellation and execute and deliver such proper instruments of release as may be required. From and after the Release Date, all Notes, whether theretofore or subsequently issued, shall be secured by Substitute Mortgage Bonds pursuant to Section 4.03 below, and any conditions to the issuance of Notes that refer or relate to Bonds or the Mortgage shall be inapplicable (except as such conditions shall be deemed to refer to Substitute Mortgage Bonds or a Substitute Mortgage pursuant to Section 4.03 below). From and after the Release Date, the Company shall not issue any additional Mortgage Bonds, including Pledged Bonds, under the Mortgage. Notice of the occurrence of the Release Date shall be given by the Trustee to the Holders of the Notes in the manner provided for in the Original Indenture not later than 30 days after the Company notifies the Trustee of the occurrence of the Release Date.
     In connection with the establishment of the occurrence of the Release Date, the Trustee shall be entitled to receive, may presume the correctness of, and shall be fully protected in relying upon, an Officers’ Certificate designating the Release Date and stating that the conditions to the occurrence of the Release Date have been satisfied.
     When the obligation of the Company to make payments with respect to the principal of, and premium, if any, and interest on all or any part of the Bonds shall be satisfied or deemed satisfied pursuant to the Original Indenture or pursuant to this Twenty-Eighth Supplemental Indenture, the Trustee shall, upon written request of the Company, deliver to the Company without charge therefor all of the Bonds so satisfied or deemed satisfied, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company. All Bonds delivered to the Company in accordance with this Section shall be delivered by the Company to the Mortgage Trustee for cancellation.
     SECTION 4.03. Substitute Mortgage Bonds.
     (a) The Company shall notify the Trustee not less than 90 days prior to the Release Date (or such shorter period as the Company and the Trustee may agree) that the Company will deliver to the Trustee on the Release Date Substitute Mortgage Bonds in an aggregate principal amount equal to the aggregate principal amount of Notes and any other Securities subject to the release provisions Outstanding on the Release Date, in trust for the benefit of the Holders from time to time of the Notes and any other Securities subject to the release provisions issued under the

Original Indenture, as supplemented, as security for any and all obligations of the Company under the Notes and any other Securities subject to the release provisions, including but not limited to, (1) the full and prompt payment of the principal of and premium, if any, on the Notes and any other Securities subject to the release provisions when and as the same shall become due and payable in accordance with the terms and provisions of the Original Indenture, as supplemented, or the Notes or such other Securities subject to the release provisions, either at the stated maturity thereof, upon acceleration of the maturity thereof or upon redemption, and (2) the full and prompt payment of any interest on the Notes and any other Securities subject to the release provisions when and as the same shall become due and payable in accordance with the terms and provisions of the Original Indenture, as supplemented, or the Notes or such other Securities subject to the release provisions.
     (b) The Company shall deliver such Substitute Mortgage Bonds described in Section 4.03(a) in separate series and issues corresponding to the series and issues of Notes and other Securities subject to the release provisions Outstanding on or prior to the Release Date, each series or issue of Substitute Mortgage Bonds having the same stated rate or rates of interest (or interest calculated in the same manner), Interest Payment Dates, stated maturity date and redemption provisions, and in the same aggregate principal amount, as the related series or issue of Notes or other Securities subject to the release provisions outstanding on the Release Date; it being expressly understood that each such series of Substitute Mortgage Bonds shall be held by the Trustee for the benefit of the Holders of the corresponding series of Securities from time to time Outstanding subject to such terms and conditions relating to surrender to the Company, transfer restrictions, voting, application of payments of principal and interest and other matters as shall be set forth in an indenture supplemental hereto specifically providing for the delivery to the Trustee of such Substitute Mortgage Bonds. Such Substitute Mortgage Bonds shall be issued under and secured by a Substitute Mortgage (A) on which the Company shall be the obligor; and (B) which shall be qualified, or shall meet the requirements for qualification, under the Trust Indenture Act for the issuance of Substitute Mortgage Bonds.
     (c) On or prior to the Release Date the Company shall have delivered to the Trustee:
(A) a supplemental indenture to the Original Indenture that provides among other things, that on the delivery of the Substitute Mortgage Bonds described in Section 4.03(b), the Company shall deliver to the Trustee in trust for the benefit of the Holders as described in Section 4.03(a) hereof, and the Trustee shall accept therefor, related series of Substitute Mortgage Bonds registered in the name of the Trustee and conforming to the requirements herein and therein specified;
(B) an Officer’s Certificate (1) stating that, to the knowledge of the signer, (a) no Event of Default has occurred and is continuing and (b) no event has occurred and is continuing which entitles the secured party under the Substitute Mortgage to accelerate the maturity of the indebtedness outstanding thereunder and (2) stating the aggregate principal amount of indebtedness issuable, and then proposed to be issued, under and secured by the lien of the Substitute Mortgage; and
(C) an Opinion of Counsel to the effect that such Substitute Mortgage Bonds have been duly issued under such Substitute Mortgage and constitute valid obligations, entitled to the benefit of the lien of the Substitute Mortgage equally and ratably with all other indebtedness then outstanding secured by such lien.
     (d) On or prior to the Release Date the Company shall provide an Officer’s Certificate stating that the Company has been advised in writing, within not more than 30 days prior to such substitution of the Substitute Mortgage Bonds for the Mortgage Bonds, by at least two credit rating agencies qualifying as “nationally recognized statistical rating organizations” (as defined by the Securities Exchange Act of 1934, as amended) then maintaining a securities rating on the 2008LT Bonds that the substitution of such Substitute Mortgage Bonds for the Mortgage Bonds will not result in a reduction of the securities rating assigned to the 2008LT Bonds by that credit rating agency immediately prior to the substitution or the suspension or withdrawal of its rating and the Company shall have provided the Trustee with written evidence of such advice.
     (e) In the event that the Company cannot obtain assurance of at least two credit rating agencies as described in Section 4.03(d) above, the Company will take such actions as are necessary to cause the Release Date not to occur.
     (f) Article Four and related provisions of the Original Indenture (except for any provisions relating to discharge of Bonds or amounts owing on Bonds on or after the Release Date) shall apply to Substitute Mortgage Bonds pledged to the Trustee hereunder and the provisions thereof shall be deemed to refer to the Substitute Mortgage and the Substitute Mortgage Bonds. Article Four and related provisions may be amended by the Company to have the Notes secured by Substitute Mortgage Bonds on and after the Release Date and make appropriate reference to the Substitute Mortgage and the Substitute Mortgage Bonds; provided, that the consent of Holders shall not be required in connection with such amendment.
     SECTION 4.04. Events of Default.
     (a) On and after the Release Date, Section 601(8) of the Original Indenture shall no longer apply to the Notes.
     For purposes of the Notes, Section 601(8) of the Original Indenture shall read, “the occurrence of an “event of default” as such term is defined in the Mortgage; or”.
     (b) On and after the Release Date, the occurrence of a “default” (as defined in the Substitute Mortgage) shall constitute an Event of Default under Section 601 of the Original Indenture with respect to the Notes and the references in Section 601(4) of the Original Indenture and related provisions to “Mortgage Bonds” shall be deemed to refer to “Substitute Mortgage Bonds.”
     (c) In addition, failure by the Company to deliver Substitute Mortgage Bonds in accordance with the provisions of Section 4.03 of this Supplemental Indenture on or prior to the Release Date shall be an “Event of Default” with respect to the Notes as contemplated by Section 601(9) of the Original Indenture.

ARTICLE FIVE
MISCELLANEOUS PROVISIONS
     The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Twenty-Eighth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.
     Except as expressly amended hereby and by the supplemental indenture appointing the Trustee as successor trustee, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Twenty-Eighth Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.
     This Twenty-Eighth Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
     This Twenty-Eighth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Eighth Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

THE DETROIT EDISON COMPANY
By:	/s/ Edward Solomon
	Name:	Edward Solomon
	Title:	Assistant Treasurer

ATTEST:
By:	/s/ Sandra Kay Ennis
	Name:	Sandra Kay Ennis
	Title:	Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ J. Michael Banas
	Name:	J. Michael Banas
	Title:	Vice President

ATTEST:
By:	/s/ Alexis M. Johnson
	Name:	Alexis M. Johnson
	Title:	Authorized Officer

EXHIBIT A

No. R-	$
THE DETROIT EDISON COMPANY
2008 SERIES LT 6.75% SENIOR NOTES DUE 2038
Principal Amount: $
Authorized Denomination: $5,000
Regular Record Date: Same as the record date for the 2008LT Bonds with respect to the relevant Interest Payment Date
Original Issue Date: December 17, 2008
Stated Maturity: December 1, 2038
Interest Payment Dates: June 1 and December 1 of each year, commencing June 1, 2009.
Interest Rate: 6.75% per annum
          THE DETROIT EDISON COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay The Bank of New York Mellon Trust Company, N.A., as Bond Trustee, or registered assigns, at the office or agency of the Company in the City of New York, New York, the principal sum of __________________ dollars ($_________) on December 1, 2038 (the “Stated Maturity”), in the coin or currency of the United States, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, in arrears on each Interest Payment Date as specified above, commencing on the first date on which interest is payable on the 2008LT Bonds, and on the Stated Maturity at the rate per annum shown above (the “Interest Rate”) until the principal hereof is paid or made available for payment, and on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered on the Regular Record Date as specified above next preceding such Interest Payment Date. This Note is being issued to the Bond Trustee, as assignee of the Michigan Strategic Fund (the “MSF”), pursuant to the Company’s obligations under the Loan Agreement dated as of December 1, 2008 (the “Loan Agreement”) between the MSF and the Company relating to the Michigan Strategic Fund Limited Obligation Revenue Bonds (The Detroit Edison Company Exempt Facilities Project), Collateralized Series 2008LT (the “2008LT Bonds”), which are issued under the Trust Indenture dated as of December 1, 2008 (the “Bond Indenture”) between the MSF and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Bond Trustee”). Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to Holders of Notes of this series not less than ten days prior to such Special

Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.
          Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the same basis as interest on the 2008LT Bonds pursuant to the Bond Indenture. The Company shall pay interest on overdue principal and premium, if any, and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note. In the event that any Interest Payment Date, Redemption Date or Maturity Date is not a Business Day, then the required payment of principal, premium, if any, and interest will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. “Business Day” means any day except a Saturday, Sunday or other day on which banking institutions in the State of New York or the State of Michigan are authorized or obligated pursuant to law or executive order to close.
          Payment of principal of, premium, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such Securities shall be made at the office of the Paying Agent upon surrender of such Securities to the Trustee. Payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
          UNTIL THE RELEASE DATE (AS DEFINED BELOW), THIS NOTE SHALL BE SECURED BY GENERAL AND REFUNDING MORTGAGE BONDS, 2008 SERIES LT (THE “MORTGAGE BONDS”) ISSUED AND DELIVERED BY THE COMPANY TO THE TRUSTEE (AS DEFINED BELOW) UNDER THE COMPANY’S SUPPLEMENTAL INDENTURE DATED AS OF DECEMBER 1, 2008, SUPPLEMENTING THE MORTGAGE AND DEED OF TRUST DATED AS OF OCTOBER 1, 1924 BETWEEN THE COMPANY AND THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (THE “MORTGAGE TRUSTEE”), PLEDGED BY THE COMPANY FOR THE BENEFIT OF THE HOLDERS OF THE NOTES TO THE TRUSTEE UNDER THE INDENTURE (THE “MORTGAGE”). ON THE RELEASE DATE, THE NOTES SHALL CEASE TO BE SECURED BY SUCH MORTGAGE BONDS AND, SHALL BE SECURED BY SUBSTITUTE MORTGAGE BONDS UNDER A SUBSTITUTE MORTGAGE.
          Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to herein, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
          This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the “Notes”), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to a Collateral Trust Indenture dated as of June 30, 1993 (the “Original Indenture”) duly executed and delivered between the Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee (herein referred to as the “Trustee”), as supplemented through and including a Twenty-Eighth Supplemental Indenture dated as of December 1, 2008 (together with the Original Indenture, the “Indenture”) between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the registered Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.
          The Notes are not subject to repayment at the option of the Holders thereof and are not subject to any sinking fund, except to the extent that the Bond Trustee, or its successor in interest, may have exercised its rights pursuant to Section 2.03 of the aforesaid Twenty-Eighth Supplemental Indenture. The Notes are subject to Optional Redemption and Extraordinary Optional Redemption, as a whole or in part, and Special Mandatory Redemption, in whole, by the Company prior to Stated Maturity of the principal thereof upon the same terms as the 2008LT Bonds are subject to redemption. Upon payment of the principal or premium, if any, on the 2008LT Bonds, whether at maturity or prior to maturity by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with Article II of the Bond Indenture, or upon payment of interest on the 2008LT Bonds, Notes in a principal amount equal to the principal amount of the 2008LT Bonds so paid, or interest on Notes in an amount equal to the interest on the 2008LT Bonds so paid, as the case may be, shall, to the extent of such payment, be deemed fully paid and the obligation of the Company thereunder to make such payment shall forthwith cease and be discharged, and, in the case of the payment of principal and premium, if any, such Notes shall be surrendered for cancellation or presented for appropriate notation to the Trustee.
          Notwithstanding the foregoing, installments of interest on this Note that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date.
          Notice of any Optional, Extraordinary Optional or Special Optional Redemption will be mailed at least 30 days but not more than 60 days before the Optional, Extraordinary Optional or Special Optional Redemption Date, as the case may be, to the Holder hereof at its registered address.
          Unless the Company defaults in payment of the applicable Redemption Price, on and after the applicable Redemption Date interest will cease to accrue on the principal amount of this Note called for redemption.
          If money sufficient to pay the applicable Redemption Price with respect to the principal amount of and accrued interest on the principal amount of this Note to be redeemed on the applicable Redemption Date is deposited with the Trustee or Paying Agent on or before the related Redemption Date and certain other conditions are satisfied, then on or after such date, interest will cease to accrue on the principal amount of this Note called for redemption.
          If the Company elects to redeem all or a portion of the Notes, the redemption will be conditional upon receipt by the Paying Agent or the Trustee of monies sufficient to pay the Redemption Price. If the Notes are only partially redeemed by the Company, the Trustee shall select which Notes are to be redeemed in a manner it deems fair and appropriate in accordance with the terms of the Indenture.

          In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the registered Holder hereof upon the cancellation hereof.
          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein. In the event the Company desires to provide for the payment of Notes, in lieu of defeasing the Notes in accordance with the Indenture, the Company shall redeem an equal principal amount of 2008LT Bonds.
          Any amount payable by the Company in respect of principal of the Notes, whether at maturity or prior to maturity by redemption or otherwise, in a circumstance where there has not been a corresponding payment of principal of 2008LT Bonds, shall be applied simultaneously to the redemption of any equal principal amount of 2008LT Bonds in accordance with the Bond Indenture.
          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the registered Holders of not less than a majority in aggregate principal amount of the outstanding Securities of each series affected at the time, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the registered Holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate of or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the registered Holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the registered Holders of which are required to consent to any such supplemental indenture, without the consent of the registered Holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting (i) the registered Holders of at least 66 2/3% in aggregate principal amount of the Securities of all series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) the registered Holders of a majority in aggregate principal amount of the Securities of all series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such registered Holder and upon all future registered Holders and owners of this Note and of any Note issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.
          Prior to the Release Date, the Notes of this series shall be secured by a series of Mortgage Bonds (the “Related Series of Bonds”), delivered by the Company to the Trustee for the benefit of the Holders of the Notes. Reference is made to the Mortgage and the Indenture for a description of the rights of the Trustee as Holder of the Related Series of Bonds, the property mortgaged and pledged under the Mortgage and the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Related Series of Bonds are secured and the circumstances under which additional Mortgage Bonds may be issued.
          FROM AND AFTER SUCH TIME AS ALL BONDS, OTHER THAN (1) PLEDGED BONDS, INCLUDING THE RELATED SERIES OF BONDS, AND (2) MORTGAGE BONDS (EXCLUSIVE OF PLEDGED BONDS) WHICH DO NOT IN AGGREGATE PRINCIPAL AMOUNT EXCEED THE GREATER OF FIVE PERCENT (5%) OF NET TANGIBLE ASSETS OR FIVE PERCENT (5%) OF CAPITALIZATION, HAVE BEEN RETIRED THROUGH PAYMENT, REDEMPTION OR OTHERWISE (INCLUDING THOSE MORTGAGE BONDS THE PAYMENT FOR WHICH HAS BEEN PROVIDED FOR IN ACCORDANCE WITH THE MORTGAGE) AT, BEFORE OR AFTER THE MATURITY THEREOF, PROVIDED THAT NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING (THE “RELEASE DATE”), THE RELATED SERIES OF BONDS SHALL CEASE TO SECURE THE NOTES IN ANY MANNER AND SHALL INSTEAD BE SECURED BY SUBSTITUTE MORTGAGE BONDS PURSUANT TO SECTION 4.03 OF THE TWENTY-EIGHTH SUPPLEMENTAL INDENTURE DATED AS OF DECEMBER 1, 2008 TO THE INDENTURE DESCRIBED ABOVE.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.
          Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and any Note Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

          As set forth in, and subject to the provisions of, the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, (ii) the Holders of not less than 25% in principal amount of the outstanding Notes of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Notes of this series a direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or any interest on this Note on or after the respective due dates expressed herein.
          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed and attested, all as of the day and year first above written.

THE DETROIT EDISON COMPANY

[Corporate Seal]

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
          This is one of the Notes of the series of Notes described in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee
By:
Authorized Signatory

Date:

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Other Identifying Number of Assignee)

(Please print or type name and address, including zip code of assignee)
the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorneys to transfer the within Note on the books of the Issuer, with full power of substitution in the premises.
Dated:
          NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange, Inc. Medallion Signature Program (“MSP”). When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany this Note.

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